                                                                EXHIBIT 10.29

                               ESCROW AGREEMENT


ESCROW AGREEMENT, dated as of January 26, 2000, among PROSPECTIVEPIERCING LIMITED, to be known as FEMCARE UROLOGY LIMITED, corporation organized under the laws of the United Kingdom and Wales, having its principal place of business at St. Peters Street, Nottingham NG7 3EN, United Kingdom ("FEMCARE"), and PROTEIN POLYMER TECHNOLOGIES, INC., a corporation with its principal office at 10655 Sorrento Valley Road, San Diego, California 92121 ("PPTI"), and the party identified on Exhibit A attached hereto ("Escrow Agent").

     WHEREAS, in connection with the License and Development Agreement between FEMCARE and PPTI ("License Agreement") and Supply Agreement between PPTI and FEMCARE ("Supply Agreement"), each dated as of the date of this Escrow Agreement, PPTI has agreed to enter into this Escrow Agreement pursuant to which PPTI shall deposit into escrow, when required (i) aliquotes of the Master Cell Bank and Working Cell Bank for the Product (as such term is defined under the License Agreement) ("Sample", herein), and (ii) the current manufacturing and quality control procedures with respect to the Sample being deposited, as well as such other Know-How (as defined in the License Agreement), technical specifications, instructions, processes and other intellectual property and information as PPTI shall possess and as shall be necessary in order to allow FEMCARE to manufacture and/or have manufactured for it the Product so licensed (a "Process Description") and (iii) any written agreement between PPTI and any contract manufacturer engaged by PPTI to manufacture Product and a related assignment and assumption agreement and letter of direction as provided in
Section 2 (c) below ("Toll Manufacturing Materials" and together with the Process Descriptions and the Sample, collectively, the "Escrow Material");

     NOW, THEREFORE, the parties hereto agree as follows:

     1. APPOINTMENT OF ESCROW AGENT. Within thirty (30) days after the execution of this Agreement, FEMCARE shall select and appoint an Escrow Agent, which appointment shall be subject to the consent of PPTI, such consent not to be unreasonably withheld or delayed. The Escrow Agent must certify to the parties that it has and will at all times during the term of the escrow liquid nitrogen storage capabilities and that it will use such capabilities to hold the Samples. Upon such appointment, the Escrow Agent shall execute a copy of Exhibit A (duly filled in with the information specified thereon), whereupon the Escrow Agent shall become a party to this Agreement.

     2.    DEPOSIT BY PPTI.

     (a) Within ten (10) days after the appointment of the Escrow Agent, PPTI will deposit in escrow with the Escrow Agent a sealed receptacle containing a copy of the Process Description, which receptacle shall be held subject to the terms and conditions of this Escrow Agreement. The Process Description shall be sufficiently clear and detailed that it can be readily followed and carried out by a trained scientist and PPTI shall, upon placing the Process Description into escrow, so notify FEMCARE of such deposit in writing, and provide to FEMCARE a schedule of Process Description information so deposited. A FEMCARE representative on the Advisory Board appointed under the License Agreement may verify the Process Description information being deposited against the schedule. The schedule shall constitute PPTI Know-How (as defined in the License Agreement) and shall be kept confidential. PPTI agrees to update and keep current, accurate and complete the Process Description on an annual basis or more frequently if required to reflect procedures embodied in Regulatory Approvals (as that term is defined in the License Agreement) or required to assist in the manufacture of Product (and where appropriate, the term "Process Description" shall include any such updated materials from time-to-time). PPTI shall, upon each updating of the Process Description, so notify FEMCARE of such fact in writing, and give it the same verification opportunity as is provided above. FEMCARE may, at its sole cost and expense, obtain such insurance as it deems reasonable and necessary regarding the Escrow Materials.

     (b) Within ten (10) days after the appointment of the Escrow Agent, PPTI will also deposit in escrow with the Escrow Agent a sealed receptacle containing the Sample, which receptacle shall be held subject to the terms and conditions of this Escrow Agreement. PPTI shall, upon placing each Sample into escrow, so notify FEMCARE of such deposit in writing. PPTI agrees to replace the deposited Sample with a newly-generated set of Sample if PPTI, based on quality control testing of Product manufactured from cognate cells shall determine that the cells in the Sample are not viable, in which case FEMCARE shall give its written instructions pursuant to Article 4. PPTI shall, upon each replacement of the Sample, so notify FEMCARE of such deposit in writing and such replacement shall be deemed the Sample for purposes of this Agreement.

     (c) Within ten (10) days after the engagement by PPTI of a contract manufacturer of Product, if any, PPTI will also deposit into escrow with the Escrow Agent a sealed receptacle containing any written agreement for the manufacture of Product between PPTI and such contract manufacturer, an assignment and assumption of said written agreement by and between PPTI and FEMCARE duly executed by PPTI (but not FEMCARE), and a letter of direction addressed to the contract manufacturer informing it of the assignment of the written agreement to FEMCARE and authorizing it to manufacture Product on behalf of, and supply such Product directly to FEMCARE under said assigned written agreement (the "Toll Manufacturing Materials"). Any deposit of Toll Manufacturing Materials notwithstanding, PPTI shall not be obligate to continue the engagement of any contract manufacturer or to keep in effect any written agreement for the contract manufacture of Product, or fully comply with the terms and conditions of any such written agreement. PPTI shall promptly notify FEMCARE of any change in the Toll Manufacturing Materials and, when necessary, shall replace Toll Manufacturing Materials with new, amended or additional Toll Manufacturing Materials, and shall so notify FEMCARE in writing.

     3. REPRESENTATION. PPTI represents that the Process Description will be accurate and complete in all material respects, that in its reasonable opinion the Process Description is sufficiently clear and detailed so that they can be readily followed and carried out by a trained scientist to manufacture the Product, and that the deposited Sample(s) (including any replacement Sample deposited pursuant to Article 2) will be free of defects and will be viable at the time of deposit.

     4. CUSTODY; ACCESS. Escrow Agent agrees to accept deposit of the Escrow Materials and to act as its custodian until the escrow is terminated pursuant to the terms of this Escrow Agreement. Except as otherwise provided in this Escrow Agreement, Escrow Agent shall not permit (i) any party access to the Escrow Materials and (ii) any copies to be made of the Escrow Materials deposited hereunder. Escrow Agent shall not open the sealed recepticals containing the Escrow Materials, except upon receipt of mutual written instructions from PPTI and FEMCARE.

     5.    RELEASE OF ESCROW MATERIALS.

     (a) TO FEMCARE. Escrow Agent shall release and deliver any or all of the Escrow Materials to FEMCARE upon the occurrence of any of the following events:

           (i)     Upon the written instructions of PPTI;

           (ii) Upon delivery to the Escrow Agent of (A) a copy of an order, judgment or decree adjudicating PPTI bankrupt or insolvent; (B) written notice that PPTI has commenced any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; (C) PPTI has applied for a receiver, custodian or trustee of it or for all or a substantial part of its property, made an assignment for the benefit of its creditors; (D) written notice that a case, proceeding or other action has been commenced against PPTI in bankruptcy, or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of PPTI or for all or substantially all of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of PPTI; and if in each such case in this clause (D) such condition shall continue for a period of ninety (90) days undismissed, undischarged or unbonded; (E) written notice along with reasonable evidence that shows that PPTI has failed to deliver to FEMCARE at least *** of the quantities of Product ordered on at least *** of acceptable purchase orders within the deliver periods allowed in the Supply Agreement; or (F) written notice along with reasonable evidence that shows that in two consecutive Marketing Years for which Minimum Purchases are required under the Supply Agreement and in which FEMCARE has had sales of Product equal to or in excess of the


------------------------
*** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

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Minimum Purchases for such Marketing Years, PPTI has reduced FEMCARE's original
Annual Estimate (as defined in the Supply Agreement) by more than twenty percent
***.

           (iii) Ten (10) business days after FEMCARE delivers to both Escrow Agent and PPTI a letter or certificate signed by a director of FEMCARE indicating that it is entitled to the Escrow Materials as a result of a material breach by PPTI of the License Agreement (which breach was not cured in accordance with the applicable provisions thereof).

     (b) TO PPTI. Escrow Agent shall release and deliver all of the Escrow Materials to PPTI within ten (10) business days after PPTI delivers to both Escrow Agent and FEMCARE a letter or certificate signed by the President of PPTI indicating that it is entitled to the Escrow Materials as a result of (1) a breach by FEMCARE of the License Agreement (which breach was not cured in accordance with the applicable provisions thereof) or (2) termination or expiration of FEMCARE's license under Section 2.1 of the License Agreement.

     6. LICENSE TO ESCROW MATERIALS. If the Escrow Materials are released and delivered to FEMCARE, PPTI shall retain title to such Escrow Materials and FEMCARE shall have a license to use such Escrow Materials in accordance with the rights set out in the License Agreement.

     7.    TERMINATION OF ESCROW.

     (a) The escrow shall terminate upon the earliest to occur of the following events:

           (i)     mutual written agreement of the parties; or

           (ii) delivery of a Process Description and related Sample and the Toll Manufacturing Materials to FEMCARE or PPTI, as the case may be, in accordance with the terms of Section 5.

     (b)   The parties agree that if the escrow is terminated pursuant to
Section 7(a)(i) above, the relevant Escrow Materials shall be delivered to whichever party is designated in the written agreement among the parties.

     8. ESCROW AGENT FEES. In consideration for performing its function as escrow agent, Escrow Agent shall be paid solely by FEMCARE the charge for any duties required in connection with this Escrow Agreement.

     9.    ESCROW AGENT.

     (a) The obligations of the Escrow Agent are those specifically provided in this Escrow Agreement, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any other agreement including, without limitation, the License Agreement. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for willful misconduct, gross negligence or breach of Article 9(d).


------------------------
*** Material is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

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

     (b) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties. If the Escrow Agent shall receive conflicting instructions, it shall advise FEMCARE and PPTI of such fact. FEMCARE and PPTI shall have thirty (30) days to resolve the conflicting instructions and jointly notify the Escrow Agent. If the Escrow Agent is not timely jointly notified, it may at any time thereafter submit such conflict to arbitration in accordance with the provisions of Section 10(c).

     (c) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' notice of such resignation to FEMCARE and PPTI, specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its successor accepts the appointment as new Escrow Agent. Upon receipt of such notice, a successor escrow agent shall be appointed by FEMCARE and PPTI, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 40 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of FEMCARE request that an arbitrator appoint a successor escrow agent in accordance with the provisions of Section 10(c). FEMCARE and PPTI, acting jointly, may at any time substitute a new escrow agent by giving 10 days' notice thereof to the current Escrow Agent then acting and paying all expenses of the current Escrow Agent.

     (d)   The Escrow Agent hereby agrees:

           i. to maintain the Escrow Material and all information and/or documentation coming into its possession or to its knowledge under this Escrow Agreement in strictest confidence and secrecy;

           ii. not to make use of the Escrow Materials other than for the performance of its obligations under this Escrow Agreement and shall not disclose or release the same to any party other than in accordance with the terms hereof; and

           iii. that the obligations imposed hereunder shall continue, notwithstanding release of the Escrow Materials or termination of this Escrow Agreement, until or unless as the Escrow Materials falls within the public domain, through no fault of the Escrow Agent.

     10.   MISCELLANEOUS.

     (a) NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile

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transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

      IF TO PPTI TO:

              Protein Polymer Technologies, Inc.
              10655 Sorrento Valley Road
              San Diego, California 92121
              Fax:  (619) 558-6477
              Attention: President;

      with a copy to:

              Piper Marbury Rudnick & Wolfe
              203 North LaSalle Street
              Suite 1800
              Chicago, IL 60601
              Fax:  (312) 630-5322
              Attention: John H. Heuberger; and

      IF TO FEMCARE TO:

              Femcare Urology Limited
              St. Peter Street
              Nottingham NG7 3EN
              United Kingdom
              Attention:
              Fax: 011-44-115-942-0234
              Copy to B. Sweeney

      with a copy to:

              Nelson Solicitors
              Perrine House, 8 Stanford Street
              Nottingham NG1 7BQ
              United Kingdom
              Fax: 011-44-115-958-9113

      if to ESCROW AGENT, to the address specified on Exhibit A attached hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such communication shall be deemed to have been delivered (i) when delivered, if delivered personally, (ii) when sent (with confirmation received), if sent by facsimile transmission on a business day, (iii) on the first business day after dispatch (with confirmation received), if sent by facsimile transmission on a day other than a business day, (iv) on the third business day after dispatch, if sent by air courier, and (v) on the fifth business day after mailing, if sent by registered or certified mail.

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

     (b) SEVERABILITY. In the event that any provision of this Escrow Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Escrow Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (c) GOVERNING LAW; DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to the Escrow Agreement, or the parties' decision to enter into this Escrow Agreement, or the breach hereof, shall be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the forgoing to the contrary or in the arbitration rules invoked or in this Section 10 (c), the parties retain the right to request a judicial authority to invoke interim measures of protection, and such request shall not be deemed incompatible with this agreement to arbitrate or a waiver of the right to arbitrate.

     The arbitration shall be held in the City of New York, State of New York, U.S.A., and the arbitrator shall apply the substantive law of the State of Delaware, except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. There shall be one
(1) arbitrator to be mutually agreed upon by the parties and to be selected from the Regional Panel of Distinguished Neutrals. If the parties are unable to agree upon such an arbitrator who is willing to serve within ten (10) days of receipt of a demand to arbitrate by the other party, then the AAA shall appoint an arbitrator willing to serve from the stated panel, or if no such panel exists, the parties shall within three (3) days select one of the five (5) largest international accounting firms (excluding those providing services for the parties) and engage the managing partner or senior officer of its New York City office to designate a partner of such firm to serve as the arbitrator. Failing that, then the AAA shall appoint an arbitrator willing to serve from the Regional Panel of Distinguished Neutrals, or if no such panel exists, then from an appropriate AAA panel. It shall be the duty of the arbitrator to set dates for preparation and hearing of any dispute and to expedite the resolution of such dispute. Recognizing that the release of Escrow Materials is time critical, the parties do hereby direct any arbitrator hereunder to reach a decision regarding the release of Escrow Materials (which may be a temporary or preliminary decision subject to such conditions as the arbitrator may, in its sole discretion, order) within 30 days following his or her engagement or appointment.

     It shall be the duty of the arbitrator to set dates for preparation and hearing of any dispute and to expedite the resolution of such dispute. The arbitrator shall permit and facilitate discovery, which will be conducted in accordance with the Federal Rules of Civil Procedure, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The arbitrator will set a discovery schedule with which the parties will comply and attend depositions if requested by either party. The arbitrator will entertain such presentation of sworn testimony or evidence, written briefs and/or oral argument as the parties may wish to present; however, no testimony or exhibits will be admissible unless the adverse party was afforded an opportunity to

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examine such witness and to inspect and copy such exhibits during the pre-
hearing discovery phase. The arbitrator shall among his other powers and authorities, have the power and authority to award interim or preliminary relief. The arbitrator shall not be empowered to award either party exemplary or punitive damages or any enhanced damages for willful infringement and the parties shall be deemed to have waived any right to such damages.

     A qualified court reporter will record and transcribe the proceedings. The decision of the arbitrator will be in writing and judgment upon the award by the arbitrator may be entered into any court having jurisdiction thereof. Prompt handling and disposal of the issue is important. Accordingly, the arbitrator is instructed to assume adequate managerial initiative and control over discovery and other aspects of the proceeding to schedule discovery and other activities for substantially continuous work, thereby expediting the arbitration as much as is deemed reasonable to him, but in all events to effect a final award within 365 days of the arbitrator's selection or appointment and within 20 days of the close of evidence.

     The proceedings shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard both parties' confidential information and the Escrow Materials. The fees of the arbitrator and the AAA shall be paid as designated by the arbitrator or, if he shall not so designate, they shall be split equally between the parties.

     (d) BINDING EFFECT; BENEFITS; ASSIGNMENT. This Escrow Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing contained herein shall give to any other person any benefit or any legal or equitable right, remedy or claim. This Escrow Agreement shall not be assignable by PPTI without the prior written consent of FEMCARE, which consent may be withheld in the sole discretion of FEMCARE. Notwithstanding the foregoing, no consent of FEMCARE shall be required if such assignment is in connection with the sale or transfer of all or substantially all of the assets of PPTI or the merger or consolidation of PPTI with or into any other business entity. FEMCARE shall be permitted to assign this Escrow Agreement upon written notice to PPTI to any party to which it assigns all of its rights under the License Agreement or sells or transfers all or substantially all of its assets. No such assignment shall relieve the assigning party of its underlying obligations under this Escrow Agreement.

     (e) ENTIRE ESCROW AGREEMENT; AMENDMENTS. This Escrow Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Escrow Agreement may be amended only by a written instrument duly executed by the parties hereto.

     (f) WAIVERS. It is further understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege under this Escrow Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

     (g) COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, and execution by each of the parties of any one of such counterparts will constitute due

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execution of this Escrow Agreement.  Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

     (h) HEADINGS. The article and section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

     IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be signed by authorized persons, whereupon it became binding on the parties as of the date first above written.



PROSPECTIVEPIERCING LIMITED            PROTEIN POLYMER TECHNOLOGIES, INC.,
(TO BECOME FEMCARE UROLOGY LIMITED)    a Delaware corporation


By:    /s/ Bernard Sweeney              By:    /s/ Thomas Parmeter
   --------------------------------         ------------------------------
Name:  Bernard Sweeney                        Thomas Parmeter, President and CEO
     ------------------------------
Its:   Managing Director
    -------------------------------



THE UNDERSIGNED PARENT COMPANY OF PROSPECTIVEPIERCING LIMITED, TO INDUCE PROTEIN POLYMER TECHNOLOGIES, INC. AND THE ESCROW AGENT TO ENTER INTO THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT, ADEQUACY AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, HEREBY IRREVOCABLY AND UNCONDITIONALLY GUARANTEES THE TIMELY AND FULL PERFORMANCE AND PAYMENTS UNDER THIS AGREEMENT BY PROSPECTIVEPIERCING LIMITED AND AGREES THAT IT SHALL BE BOUND BY THE ARBITRATION PROVISIONS HEREIN AS IF A FULL PARTY HERETO.

FEMCARE, LTD.


By:      /s/ Bernard Sweeney
   ----------------------------
Name:    Bernard Sweeney
      -------------------------
Title:   Managing Director
      -------------------------

                                       9
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                                   EXHIBIT A


     The undersigned party hereby (a) agrees to be the Escrow Agent pursuant to and under that certain Escrow Agreement dated as of January __, 2000, between Protein Polymer Technologies, Inc. and Femcare Urology Limited and (b) certifies that it has liquid nitrogen storage capabilities and that it will use such capabilities to store the cells that are part of the Escrow Materials.



                              ESCROW AGENT:

                              Name:
                                   ----------------------------------
                              Address:
                                      -------------------------------
                              Telephone:
                                        -----------------------------
                              Fax:
                                  -----------------------------------





                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------
                                    Date:
                                         ----------------------------






                                      A-1